Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement of our report, dated January 27, 1999, on the consolidated financial statements of F&M National Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference made to us under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.



                                             YOUNT, HYDE & BARBOUR, P.C.


Winchester, Virginia
November 19, 1999